EXHIBIT 10.4

RESOLUTE FOREST PRODUCTS
2019 EQUITY INCENTIVE PLAN
1. Establishment; Purpose and Effectiveness.
1.1. Establishment and Purpose. The Resolute Forest Products 2019 Equity Incentive Plan (the “Plan”) has been established and adopted by Resolute Forest Products Inc. (the “Company”) on March 28, 2019 and it becomes effective upon approval by the Company’s shareholders on May 24, 2019. The Plan’s purpose is to (a) attract and retain employees and directors of the Company, its Affiliates and Subsidiaries who will contribute to the Company’s long range success; (b) provide incentives that align these individuals with those of the shareholders of the Company; and (c) promote the success of the Company’s business. To accomplish these purposes, the Plan permits the grant of a one or more types of awards that are Share based or have a value based on the Company’s Shares.
1.2. Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 14, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after five years from the date the shareholders approved the Plan (the “Effective Date”).
2. Definitions.
2.1. “Affiliate” means a person that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company, within the meaning of Rule 12b-2 of the Exchange Act.
2.2. “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
2.3. “Award” means any award or right granted under the Plan, including, without limitation, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award, a Performance Stock Unit Award, or an Other Equity-Based Award.
2.4. “Award Agreement” means either: (a) a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof, in either case, such agreement or statement shall be treated as an Award Agreement regardless of whether any Participant signature is required. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof (if required) and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
2.5. “Board” means the Board of Directors of the Company, as constituted at any time.
2.6. “Cause” means:
(a) With respect to any Employee, unless the applicable Award Agreement states otherwise:
(i) If the Employee is a party to a written employment agreement with the Company, an Affiliate or a Subsidiary and such agreement provides for a definition of Cause, the definition contained therein, or
(ii) If no such agreement exists or it does not define Cause: (A) any activity that would be grounds to terminate the Participant’s employment or service with the Company, an Affiliate or a Subsidiary for cause under applicable employment law, including any serious reason pursuant to Article 2094 of the Civil Code of Québec where applicable, (B) the Participant’s commission of a felony of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or other material act or omission involving dishonesty or fraud or commission of any other act involving the willful malfeasance or material act of disloyalty or other fiduciary breach with respect to the Company, an Affiliate or a Subsidiary; (C) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company, an Affiliate or a Subsidiary; (D) gross negligence or willful misconduct with respect to the Company, an Affiliate or a Subsidiary; or (E) material violation of Applicable Laws.
(b) With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:
(i) malfeasance in office;
(ii) gross misconduct or neglect;

(iii) false or fraudulent misrepresentation inducing the director’s appointment;
(iv) willful conversion of corporate funds; or
(v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
2.7. “Change in Control” means any of the following:
(a) the acquisition, directly or indirectly and by any means whatsoever, by any person, or by a group of persons acting jointly or in concert, of that number of voting Shares which is equal to or greater than 50% of the total issued and outstanding voting Shares immediately after such acquisition;
(b) the election or appointment by any holder of voting Shares, or by any group of holders of voting Shares acting jointly or in concert, of a number of members of the Board of Directors of the Company equal to or greater than 50% of the members of the Board of Directors;
(c) any transaction or series of transactions, whether by way of reconstruction, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, whereby assets of the Company become the property of any other person (other than a subsidiary of the Company) if such assets which become the property of any other person have a fair market value (net of the fair market value of any then existing liabilities of the Company assumed by such other person as part of the same transaction) equal to 50% or more of the market capitalization of the Company immediately before such transaction; provided that for purposes of this subsection (c), “market capitalization of the Company” at any time means the product of (i) the number of outstanding Shares of the Company at that time, and (ii) the average of the closing prices for the Shares of the Company on the principal securities exchange (in terms of volume of trading) on which the Shares of the Company are listed at that time for each of the last 10 business days prior to such time on which the Shares of the Company traded on such securities exchange; or
(d) the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in paragraphs (a), (b) and (c) above.
2.8. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated or other interpretative guidance thereunder, and any amendments or successor provisions to such authorization.
2.9. “Committee” means the Human Resources and Compensation/Nominating and Governance Committee of the Board, or such other committee of one or more members of the Board designated by the Board to administer the Plan.

2.10. “Continuous Service” means that the Participant’s service with the Company, Affiliate or Subsidiary, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company, Affiliate or Subsidiary as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. If any Award is subject to Code Section 409A, the immediately prior sentence shall only be given effect to the extent consistent with Code Section 409A. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence, taking into account Code Section 409A where required or as appropriate. Unless the Committee determines otherwise, if there is a Company transaction, such as a sale or spin-off of a division or Subsidiary that employs a Participant, the Participant’s Continuous Service shall terminate for purposes of affected Awards, and such decision shall be final, conclusive and binding.
2.11. “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company, its Affiliates or Subsidiaries, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company, an Affiliate or a Subsidiary for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates, its Subsidiaries, or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Company, its Affiliates or Subsidiaries, or other conduct or activity that is in competition with the business of the Company or any Affiliate or Subsidiary, or otherwise detrimental to the business, reputation or interests of the Company, any Affiliate and/or Subsidiary.

2.12. “Director” means a member of the Board.
2.13. “Disability”, unless the applicable Award Agreement states otherwise, shall have the meaning contained in the Company’s applicable long-term disability plan, or if no such plan exists or the Participant is not eligible to participate in such plan, then the Participant’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for 180 consecutive days. Any determination as to whether Disability exists shall be made by the Committee in its sole discretion.
2.14. “Employee” means any person, including an Officer employed by the Company, an Affiliate or a Subsidiary. Mere service as a Director or payment of a director’s fee by the Company, an Affiliate or a Subsidiary shall not be sufficient to constitute “employment” by the Company, an Affiliate or a Subsidiary.
2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
2.16. “Fair Market Value” means, as of any date, the value of each Share as determined by the Committee as it deems appropriate. If applicable, the Committee shall determine Fair Market Value in a manner that satisfies the requirements of Code Section 409A.
(a) Unless otherwise determined by the Committee, for purposes of determining (i) the number of Shares (or Share units) covered by an Award, (ii) the value of a cash settled Award, and (iii) the number of Shares not issuable for purposes of satisfying any tax withholding obligation, the volume weighted average of the highest and lowest prices per Share at which the Shares are traded on the New York Stock Exchange on each of the five business days immediately preceding the Grant Date, subject to application of any individual award limitations set forth in the Plan.

(b) For other purposes and unless otherwise determined by the Committee, (i) if the Shares are listed on a national securities exchange, the simple arithmetic mean between the highest and lowest prices per share at which the Shares are traded as reported for the national securities exchange for the day immediately preceding that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such national securities exchange on the day immediately preceding that date, rounded to the nearest number within two decimal places; (ii) if the Shares are not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such quotation system for the day immediately preceding that date, rounded to the nearest number within two decimal places; or (iii) if the Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Shares.
2.17. “Grant Date” means the date determined by policy, adopted by the Board or Committee, as applicable, or, if the policy does not exist or apply to a particular Award, the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.18. “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
2.19. “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.20. “Other Equity-Based Award” means an Award that is not a Restricted Stock, Restricted Stock Unit, Performance Share Award or Performance Stock Unit Award that is granted under Section 8 and is payable by delivery of Shares and/or which is measured by reference to the value of a Share, but shall not include a stock option or stock appreciation right.
2.21. “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
2.22. “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
2.23. “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award, provided that any Performance Period must be at least 12 months.

2.24. “Performance Share Award” means the grant of a right to receive a number of Shares based upon the attainment of one or more Performance Goals over a Performance Period and/or satisfaction of other terms and conditions, as determined by the Committee.
2.25. “Performance Stock Unit Award” means the grant of a right to receive a number of units, each unit having a value equal to a Share, based upon the attainment of one or more Performance Goals over a Performance Period and/or satisfaction of other terms and conditions, as determined by the Committee.
2.26. “Restricted Stock Award” means the grant of a right to receive a number of Shares that are settled following a Restricted Period, subject to the terms and conditions as determined by the Committee.

2.27. “Restricted Stock Unit Award” means the grant of a right to receive number of units, each unit having a value equal to a Share, that are settled following a Restricted Period, subject to the terms and conditions as determined by the Committee.
2.28. “Restricted Period” has the meaning set forth in Section 6.3.
2.29. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
2.30. “Securities Act” means the Securities Act of 1933, as amended. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
2.31. “Share” means a share of common stock, $0.001 par value per share, of the Company or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).
2.32. “Subsidiaries” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
2.33. “Substitute Award” has the meaning set forth in Section 4.1(b)(iii).
2.34. “Total Share Reserve” has the meaning set forth in Section 4.1.
3. Administration.
3.1. Committee. The Committee is constituted pursuant to, and governed by, the Company’s By-Laws, Corporate Governance Principles, and Committee charter. The Committee shall be responsible for administering the Plan, subject to this Section and the other provisions of the Plan. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, and upon such event all references to the Committee shall be deemed to refer to the Board. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of three or more Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, any action or determination specifically affecting or relating to an Award granted to a Non-Employee Director shall be taken, or approved or ratified, by the independent members of the Board or the Committee of the Board.
3.2. Authority of Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority to:
(a) select Employees and Non-Employee Directors who may receive Awards under the Plan and become Participants;
(b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c) determine the sizes and types of Awards, but shall not have the authority to grant stock options or stock appreciation rights as Awards under the Plan;
(d) determine the terms and conditions of Awards;

(e) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company, an Affiliate or a Subsidiary;
(f) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the nonqualified deferred compensation rules under Code Section 409A, where applicable;
(g) make all determinations under the Plan concerning the rights of a Participant upon termination of Continuous Service with the Company, an Affiliate or a Subsidiary, including whether such termination occurs by reason of Cause, Disability and whether a leave constitutes a termination;
(h) determine whether or not a Change in Control shall have occurred;
(i) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;
(j) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting schedule, and other provisions of or relating to any Award;
(k) establish and administer any Performance Goals in connection with any Awards, including related performance criteria and applicable Performance Periods, determine the extent to which any Performance Goals and/or other terms and conditions of an Award are attained or are not attained;
(l) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;
(m) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;
(n) make all valuation determinations relating to Awards and the payment or settlement thereof;
(o) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;
(p) subject to the provisions of Section 14, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of Shares of stock subject to any outstanding Award;
(q) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all Applicable Laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, and methods of withholding or providing for the payment of required taxes;
(r) determine whether, and to what extent and under what circumstances Awards may be settled in cash or Shares or canceled or suspended; and
(s) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.
3.3. Committee Decisions Final; Uniformity. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Affiliate or Subsidiary and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

3.4. Delegation. Except to the extent prohibited by Applicable Law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section to any one or more of its members and/or delegate, in writing, all or any part of its responsibilities and powers under this Section to any person or persons selected by it, including the delegation of administrative duties or powers to one or more Employees of the Company as it deems advisable; provided that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant Awards to eligible persons who are not Officers. Any such authority delegated or allocated by the Committee under this Section shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.5. Indemnification. Each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an Employee of the Company, an Affiliate or a Subsidiary to whom authority was delegated in accordance with this Section, shall be indemnified and held harmless by the Company in accordance with Applicable Laws, the Company’s By-Laws, the Company’s Articles of Incorporation, any indemnification agreement executed by the individual and any indemnification policy that may cover the individual.
4. Shares Subject to the Plan.
4.1. Number of Shares Available for Grants.
(a) The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions or a combination of the foregoing. Subject to adjustment in accordance with Section 4.3, no more than 3,000,000 Shares shall be available for the grant of Awards under the Plan (the “Total Share Reserve”).
(b) Notwithstanding subsection (a), the following shall apply:
(i) Shares subject to an Award will again be available for grant under the Plan to the extent such Shares are not issued upon the expiration, cancellation, forfeiture or termination of an Award, including Shares not issued for the purpose of satisfying any tax withholding obligation.
(ii) To the extent that an Award Agreement provides that the Award shall be settled exclusively in cash, no Shares shall be counted against the Total Share Reserve. If the Award Agreement does not provide for settlement to be exclusively in cash, the Total Share Reserve shall be reduced by the number of Shares subject to the settled portion of such Award.
(iii) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.
4.2. Award Limits. The following annual limits on the amount of an Award shall apply.
(a) Restricted Stock and Restricted Stock Units. In the calendar year of grant, the total number of Shares of Restricted Stock and Restricted Stock Units that can be covered by one or more Awards to any one Participant cannot be more than an aggregate of 200,000 Shares.

(b) Performance Shares and Performance Stock Units. In the calendar year in which Awards of Performance Shares vest or Performance Stock Units are settled, no more than an aggregate of 200,000 Shares can be delivered to any one Participant under such Awards.
(c) Other-Equity Based Award. In the calendar year of grant, the total number of Shares that can be covered by one or more Other Equity-Based Awards to any one Participant cannot be more than 200,000 Shares.
(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares that may be subject to Awards granted in any calendar year to any one Non-Employee Director shall not exceed a total value of $300,000 (calculating the value of any Award based on the grant date fair value for financial reporting purposes).

4.3. Adjustments in Authorized Shares.
(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution (whether in the form of cash, stock or other property), combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares, or distribution (other than normal or special cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be granted under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Award limits set forth in Section 4.2, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.
(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or that relate to, the changes or distributions described in subsection (a) and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods. The Committee shall not make any adjustment pursuant to this Section that would (i) cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A, or (ii) cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
(c) Subject to the provisions of Section 14 and notwithstanding anything else in the Plan to the contrary, without changing the Total Share Reserve, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with FASB ASC Topic 718-20-35-6 or its successor, subject to compliance with the rules under Code Sections 409A as applicable).
4.4. No Limitation on Corporate Actions. Nothing in this Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

5. Eligibility.
5.1. Eligibility. Employees and Directors and those individuals whom the Committee determines are reasonably expected to become Employees and Directors within 30 days following the Grant Date shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, provided that, Awards granted to individuals who are reasonably expected to become Employees and Directors are contingent on commencement of employment or service, as applicable, and shall be automatically canceled if such commencement does not occur within 30 days from the Grant Date.
5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees and Directors and shall determine the nature and amount of each Award.
6. Restricted Awards.
6.1. Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, Shares of Restricted Stock and/or Restricted Stock Units may be granted to Participants in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The terms and conditions of such Awards shall be consistent with the Plan, but need not be uniform among all such Awards or all Participants receiving such Awards.
6.2. Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the Restricted Period, and such other terms and conditions as the Committee shall determine in accordance with the Plan.
6.3. Restricted Period and Other Restrictions. The Restricted Period shall lapse based on Continuous Service as an Employee or Director with the Company, an Affiliate, or a Subsidiary, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement, provided that the Restricted Period for Employees shall not be less than three years. Except as otherwise provided in the Plan, Shares of Restricted

Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Restricted Period established by the Committee and specified in the Restricted Stock Award Agreement.
6.4. Settlement. Subject to Section 17.7, after the last day of the Restricted Period applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. Subject to Section 17.7, after the last day of the Restricted Period applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and cash.
6.5. Termination of Continuous Service. Each Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock following a Participant’s termination of Continuous Service on and after the Grant Date and on or before settlement of the Award. Such provisions shall be determined in the discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such termination.
6.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Restricted Period and any other conditions and restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been satisfied. Notwithstanding the foregoing, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Restricted Period or any other applicable conditions and restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the conditions and restrictions applicable to the Shares of Restricted Stock under the Award Agreement or the Plan, including the Restricted Period.
6.7. Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A. Restricted Stock Awards are not subject to Code Section 409A.
7. Performance Based Awards.
7.1. Grant of Performance Stock Units or Performance Shares. Subject to the terms of the Plan, Performance Stock Units or Performance Shares may be granted to Participants in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The terms and conditions of such Awards shall be consistent with the Plan, but need not be uniform among all such Awards or all Participants receiving such Awards.
7.2. Award Agreement. Each Performance Stock Unit and/or Performance Share Award shall be evidenced by an Award Agreement that shall specify the number of Performance Stock Units or Performance Shares granted, the Performance Goals, the Performance Period and such other terms and conditions as the Committee shall determine in accordance with the Plan.
7.3. Performance Goals and Performance Period. The Committee shall determine the Performance Period (which shall be at least 12 months), establish the Performance Goals, and determine the threshold, target and maximum payout levels depending on the extent to which the Performance Goals are met.

7.4. Settlement. Subject to Section 17.7, after the last day of the Performance Period applicable to the Participant’s Award and after all conditions and restrictions applicable to such Award have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, the Participant shall be entitled to receive payment on the number and value of Performance Stock Units or Performance Share Awards, as applicable, earned by the Participant over the Performance Period based on the extent to which the corresponding Performance Goals and/or other terms and conditions have been achieved or satisfied, as determined by the Committee. Subject to Section 17.7, the Committee, in its discretion, may settle the earned Performance Stock Units and Performance Shares by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and cash.

7.5. Termination of Continuous Service. Each Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Performance Stock Units and/or Performance Shares following such Participant’s termination of Continuous Service on and after the Grant Date and on or before settlement of the Award. Such provisions shall be determined in the discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination.
7.6. Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Stock Unit Award and/or Performance Share Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Stock Unit or Performance Share Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.
8. Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. The Committee shall not grant a stock option or stock appreciation right as an Other-Equity Based Award. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such terms and conditions that are consistent with the Plan, as may be reflected in the applicable Award Agreement. The terms and conditions of such Awards need not be uniform among all such Awards or all Participants receiving such Awards.
9. Dividend Equivalents. Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of the dividend payment dates, during the period between the Grant Date and the date on which the Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that such dividend equivalents shall be subject to any performance conditions that apply to the underlying Award. Notwithstanding anything in this Section to the contrary, no dividend equivalents shall be paid on any portion of any Award under the Plan that is not vested, or, in the event that payment or settlement of an Award is contingent on achievement of Performance Goals, for which the Performance Goals have not been achieved.
10. Change in Control. The Board has the discretion to determine the treatment of Awards upon a Change in Control. Absent a determination, no automatic acceleration of vesting under an Award shall occur upon a Change in Control.
11. Withholding Obligations. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company may satisfy such withholding obligation by any means whatsoever, including withholding cash from any other payment or amounts due to the Participant. Unless otherwise determined by the Committee, the Company will satisfy its withholding obligation by issuing, upon the settlement of an Award, a net number of Shares to the Participant equal to the number of Shares that the Participant would otherwise be entitled to receive upon settlement minus such number of Shares with a value determined on that date equal to any amount required to satisfy the withholding obligation. The Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.
12. Transferability. Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. Except as otherwise provided by the Committee, no Award under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, an Affiliate or a Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

13. Rights of Participants.
13.1. Continued Service.
(a) Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
(b) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Sections 3 and 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
13.2. Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
13.3. Rights as a Shareholder.
(a) General. Except as provided in the Plan and Award Agreement, a Participant shall have none of the rights of a shareholder, including voting rights, with respect to Shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units covered by any Award, or Shares subject to an Other Equity-Based Award, until the Participant becomes the record holder of any Shares settled upon the Award.
(b) Dividends. For Awards of Restricted Stock and Performance Shares, the Participant shall be credited with any normal or special dividends (whether paid in cash or Shares) paid with respect to Shares subject to the Award from the Grant Date through settlement, provided that any such dividends shall be subject to the same terms and conditions as the underlying Award, including the applicable Restricted Period or Performance Period and any other vesting restrictions as relate to the original Shares of Restricted Stock or Performance Shares. No dividends will be credited or paid with respect to any Restricted Stock Units or Performance Stock Units, but Dividend Equivalents may be granted in accordance with Section 9.
13.4. Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to otherwise vest in any Award vested at the time of grant shall only result from continued services as a Director or continued employment, as the case may be, with the Company or any Affiliate or Subsidiary, or satisfaction of any Performance Goals or other conditions or restrictions applicable, by its terms, to such Award.
13.5. No Effects on Benefits. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise, provided, however, that any payment of cash or Shares upon settlement of an Award pursuant to the Plan is deemed to include any and all vacation pay that may be owed pursuant to applicable minimum employment standards. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.
14. Amendment of the Plan and Awards.
14.1. Amendment, Modification and Suspension. Subject to Section 14.2, the Committee may, at any time and from time to time, alter, amend, modify or suspend this Plan and any Award Agreement in whole or in part. However, if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the NYSE Listed Company Manual, no amendment of this Plan shall be made without shareholder approval.
14.2. Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 4.3, Section 14.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
14.3. Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
14.4. Termination of the Plan. Unless earlier terminated by the Board, the Plan shall terminate automatically on May 23, 2024. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.

15. Forfeiture and Recoupment
15.1. General. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement or other agreement) that a Participant’s (including his or her beneficiary’s) rights, payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment in the event (a) the Participant engages in any Detrimental Activity; (b) of the Participant’s serious misconduct or breach of fiduciary duty; or (c) the Participant’s material violation of the Company’s or Affiliate’s or a Subsidiary’s policies. The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.
15.2. Accounting Restatements. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.
15.3. Recoupment Policy. Awards granted under the Plan may be subject to recoupment or clawback as may be required by Applicable Law, or any applicable recoupment or “clawback” policy adopted by the Company as may be amended from time to time.
16. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
17. Miscellaneous
17.1. Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon satisfaction of Performance Goals, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
17.2. Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Affiliates and/or its Subsidiaries, may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Affiliates and/or its Subsidiaries, under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, an Affiliate, or a Subsidiary, as the case may be.
17.3. No Fractional Shares. Any fractional Shares, Restricted Stock Units or Performance Stock Units or other units that are calculated or determined for any purpose under the Plan shall be rounded to the nearest whole Share or unit, as applicable.
17.4. Legend. The certificates or statements of holdings for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
17.5. Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
17.6. Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

17.7. Requirements of Law; Securities Law Compliance.
(a) The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(b) No Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares in connection with the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares in connection with such Awards unless and until such authority is obtained.

17.8. Section 409A. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Code Section 409A. The Company shall not be liable to any Participant for any tax, interest, or penalties that the Participant might owe as a result of the grant, holding, vesting, or payment of any Award under the Plan.
17.9. Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this subsection, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
17.10. Beneficiary Designation. The Participant other than a Participant residing in the Province of Québec, may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives such Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary. Each designation will revoke all prior designations by the same Participant and shall be effective only when filed by the Participant with the Company during the Participant’s lifetime. The Participant residing in the Province of Québec may only designate a beneficiary by will and upon the death of such Participant, the Company shall settle any then outstanding Award to the liquidator, administrator or executor of the estate of the Participant.
17.11. Expenses. The costs of administering the Plan shall be paid by the Company.
17.12. Severability. The invalidity, illegality or unenforceability of any provision of the Plan or any Award Agreement shall not affect the validity, legality or enforceability of any other provision of the Plan or Award Agreement, and each other provision of the Plan or Award Agreement shall be severable and enforceable to the extent permitted by law.
17.13. Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
17.14. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
17.15. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.